Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-8333


On April 24, 2009, under Conformed Submission
485BPOS, accession number, 0001193125-09-087103
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II, Nuveen Santa Barbara
Global Equity Fund and Nuveen Santa Barbara
International Equity Fund.

On May 15, 2009, under Conformed Submission
485BPOS, accession number, 0001193125-09-113154,
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained one new series for Nuveen
Investment Trust II, Nuveen Winslow Large-Cap
Growth Fund.

On November 30, 2009, under Conformed Submission
485BPOS, accession number, 0001193125-09-244193,
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained the addition of a new Class of shares, Class R3, to several of the funds in Nuveen Investment Trust II.

See each Prospectus for terms of the securities.